UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTIONS 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 17, 2004

                          HOLLINGER INTERNATIONAL INC.
             (Exact name of registrant as specified in its charter)



            DELAWARE                     1-14164                  95-3518892
(State or other jurisdiction     (Commission File Number)     (I.R.S. Employer
        of incorporation)                                    Identification No.)



             401 NORTH WABASH AVENUE, SUITE 740
                        CHICAGO, IL                       60611
          (Address of principal executive offices)      (Zip Code)



       Registrant's telephone number, including area code: (312) 321-2299



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ITEM 5.  OTHER EVENTS

         On June 15, 2004, Hollinger International Inc. announced that the Audit Committee of its Board of Directors was conducting an internal review into practices that resulted in the overstatement of circulation figures for the Chicago Sun-Times newspaper over the past several years. The Company announced that the review was expected to be completed by the end of July 2004, but that the Chicago Sun-Times had discontinued the practices believed to have led to the overstatements. Following the announcement, at least six lawsuits were filed against the Company and its Chicago Sun-Times subsidiary, among other defendants, five in the Circuit Court of Cook County Illinois, Chancery Division, and one in the United States District Court for the Northern District of Illinois. Each of the suits is brought on behalf of a purported class composed of all persons who purchased advertising space in the Chicago Sun-Times during the period in which circulation figures were allegedly overstated. The complaints variously allege breach of contract, unjust enrichment, civil conspiracy, conversion, common law and statutory fraud, and violations of the federal Racketeer Influenced and Corrupt Organizations statute. The complaints seek injunctive and declaratory relief, actual, treble and punitive damages, interest, attorneys' fees and costs, and other relief.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                HOLLINGER INTERNATIONAL INC.
                                (Registrant)


Date: July 7, 2004              By: /s/ James R. Van Horn
                                    -----------------------
                                    Name: James R. Van Horn
                                    Title:VP, General Counsel & Secretary